UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 25, 2007
Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-293-0600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
On July 25, 2007, Robert J. Rosenthal, Ph.D. was appointed to the Registrant’s Board of Directors. He also will serve on the Acquisition Committee of the Registrant’s Board of Directors.
Since 2005, Dr. Rosenthal, age 50, has served as President, Chief Executive Officer and a Director of Magellan Biosciences, Inc., a provider of clinical diagnostics and life sciences research tools. From October 2003 until January 2007, Dr. Rosenthal also served as President, Chief Executive Officer and a Director of TekCel, Ltd., a provider of life sciences research tools. Prior to joining TekCel, Dr. Rosenthal served as President and Chief Executive Officer of Boston Life Sciences, Inc., a diagnostic and therapeutic development company, from July 2002 until October 2003; as President and Chief Executive Officer of Magellan Discovery Technologies, LLC, a life sciences acquisition company, from January 2001 until July 2002; as Senior Vice President of PerkinElmer Corporation and President of its instrument division from March 1999 to November 2000; and in various executive positions at Thermo Optek Corporation from September 1995 to February 1999. Dr. Rosenthal also is a director of Matritech, a developer of proteomics-based diagnostic products for the early detection of cancer, and a member of the Board of Advisors of the University of Maryland.
In connection with his appointment, Dr. Rosenthal will receive the same compensation as the Registrant’s other non-employee directors. Specifically, on the date of his appointment, Dr. Rosenthal received a stock option to purchase 50,000 shares of the Registrant’s common stock at an exercise price of $2.44 per share, which option vests 25% each year commencing on the first anniversary of the grant date and has an eight-year term. Dr. Rosenthal will receive an annual retainer of $35,000 (which is paid quarterly in arrears and will be prorated from his appointment date), $2,000 for each Board meeting he attends, $1,500 for each committee meeting he attends and the reimbursement of reasonable out-of-pocket expenses incurred by him in connection with his attendance at any Board or committee meeting. Dr. Rosenthal also will be eligible to participate in the Group Deferred Stock Unit Program for Directors, which allows him, at his election, to receive deferred stock units in lieu of retainer and meeting fees paid to him and to receive matching deferred stock units equal to 25% of the fees deferred. Each deferred stock unit entitles a director to receive one share of the Registrant’s common stock on a specified date following termination of service on the Registrant’s Board.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: July 26, 2007	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel